EXHIBIT 10(n)
                                                                   -------------

Confidential Treatment Requested as to certain information contained in this
Exhibit 10(n) and filed separately with the Securities and Exchange Commission.


                      DEVELOPMENT, MANUFACTURING, AND SALES

                              CONSORTIUM AGREEMENT

THIS CONSORTIUM AGREEMENT is made, with the effective date of 16 May 2005 (hereinafter "Effective Date") by and between:

NISSHINBO INDUSTRIES, INC. (hereinafter "Nisshinbo") a corporation organized under the laws of Japan, with its principal office at 2-31-11, Ningyo-cho, Nihonbashi, Chuo-ku, Tokyo 103-8650, Japan, and,

SPIRE CORPORATION, (hereinafter "Spire") a corporation organized under the laws of the Commonwealth of Massachusetts in the United States of America, with its principal office at One Patriots Park, Bedford, MA 01730-2396, U.S.A.

Each a "Party" (such term to include each Party's respective affiliates and subsidiaries), and together the "Parties."

WHEREAS:

      (A) Nisshinbo is a company registered in Japan and organized for the business purpose of, among other things, the fabrication of general manufacturing equipment.

      (B) Spire is a company registered in the Commonwealth of Massachusetts and organized for the business purpose of, among other things, the fabrication of equipment used to manufacture solar photovoltaic modules.

      (C) Nisshinbo wishes to obtain a firm position in the market for solar photovoltaic module manufacturing equipment by cooperating with a leading entity in that industry.

      (D) Spire wishes to form a relationship with a party who has a reputation for building quality fabrication and factory equipment with whom it may cooperate to improve its technical expertise, manufacturing capability, and sales capability.

      (E) The Parties have concluded that their individual capabilities and requirements are sufficiently congruent to form a Consortium so that they may collaborate to promote their individual and joint interests.

      (F) This Agreement sets forth the respective rights and obligations of the Parties with respect to the Consortium.


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ARTICLE 1. DEFINITIONS
----------------------

   1.1 "Agreement" shall mean this Consortium Agreement and all of its appendices and exhibits that are attached hereto as may be amended from time to time in accordance with its terms.

   1.2 "Consortium" shall mean the cooperative relationship between the Parties hereto for the purpose of their joint development of technology, their joint management of efficiently coordinated marketing and sales efforts, and the utilization of their joint fabrication capabilities in the solar photovoltaic module manufacturing equipment industry for mutual and individual benefit.

   1.3. "Technology" shall mean the methods of engineering, designing, manufacturing, testing, repairing and servicing the solar photovoltaic module manufacturing equipment and its components, processes and associated parts which are currently used, or under development, or as will be developed during the Term by the Parties, including without limitation:

      a. "Existing Technology" shall mean all the Technology that Spire has acquired (whether directly or indirectly) as of the Effective Date in respect of the Equipment listed in Exhibit No.1.

      b. "Developing Technology" shall mean all the Technology that Spire has under development as at the Effective Date in respect of the Equipment listed in Exhibit No. 1.

      c. "New Technology" shall mean all the Technology that each Party will acquire (whether directly, indirectly, jointly or severally) during the Term as from the Effective Date, which excludes the Existing and Developing Technology.

      d. "Revolutionary Technology" shall mean all the Technology that each Party will acquire (whether directly, indirectly, jointly or severally) during the Term as from the Effective Date where the motivating concept behind the Technology fundamentally departs from what the Parties currently use.

   1.3.2 "Nisshinbo Existing Technology" shall mean any change, enhancement and improvement that has been made to the Existing Technology by Nisshinbo as sub-licensee to a previous licensee of Spire and that has already been in commercial use. ***

   1.4     "Territory" shall mean the world, ***


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

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   1.5     "Equipment" shall mean all units of solar photovoltaic module manufacturing equipment and their components, processes and associated parts that use Technology as defined in Article 1.3.1 and regardless of which Party manufactures it.

   1.6 "Customer(s)" shall mean the end users to whom the Parties shall sell the Equipment during the Term.

   1.7 "Program(s)" shall mean an effort, whether undertaken by either Party individually or both Parties collectively, during the Term, in which advancements or improvements in the Technology are deliberately sought.

   1.8 "Management Team" shall mean the group of management personnel representing each of the Parties and who shall take joint responsibility for the operation and administration of this Agreement. The Management Team will consist of two representatives and two alternates nominated by each Party.

   1.9 "Term" shall mean the period during which this Agreement is in effect.

   1.10 "Third Party(ies)" shall mean, for the purposes of this Agreement, all unrelated sales agents, sales representatives, distributors, systems integrators, service subcontractors or other such similar persons.


ARTICLE 2. SCOPE AND PURPOSE OF AGREEMENT
-----------------------------------------

   2.1 The purpose of this Agreement is for the Parties to create and utilize a cooperative relationship that employs the strengths, capabilities and goals of each Party to their joint advantage. The Parties will, therefore, collaborate in the development of the Equipment and possibly other equipment which they will together endeavor to sell throughout the Territory in accordance with their respective obligations under this Agreement. Spire will bring to this relationship its long experience in engineering and building the Equipment as well as marketing and selling such Equipment; Nisshinbo will bring to the relationship its long experience at building precision equipment in general as well as marketing and selling such Equipment. Each Party contributes certain marketing and sales strengths with respect to certain customers. The Parties shall provide all reasonable cooperation to each other in good faith in the best interest of the Consortium in order to promote the successful performance of these principal objectives and shall refrain from any action or conduct, which may work contrary to such objectives.

   2.2 The scope of this Agreement is limited to the joint development, engineering, manufacturing, marketing and sales of the Equipment, which shall include, for the avoidance of doubt, activities that encompass development (including improvement), design, manufacture, operation, service and repair, marketing and sales. Activities


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

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           that do not relate to the photovoltaic module manufacturing equipment industry are outside the scope of this Agreement.

   2.3 This Agreement is entered into solely for the purposes stated in this Agreement. This Agreement is mutually exclusive to each Party and except as provided for in Article 2.4 below neither Party may enter into the same or similar agreements with any other Party.

   2.4 Notwithstanding Article 2.3, either Party may enter into any agreement with a Third Party from their respective Focus Territory in accordance with the following provisions:

        (a) If any Party wishes to enter into an agreement under this Article 2.4, that Party must give full disclosure of the identity of the Third Party and the nature and scope of such agreement to the other Party and the Management Team.

        (b) The Management Team shall review all disclosures and take each such request to appoint a Third Party into consideration. The Parties are required to withhold any action in respect of such Third Party until the Management Team has (within 14 days of such disclosure) reached a decision regarding the same.

        (c) The Management Team shall approve such Third Party appointment with or without limitation, or reject such Third Party appointment. The Management Team's decision shall be final and binding on the Parties hereto.

        (d) This Article does not apply to any existing Third Party relationship, as per Article 8.3, as of the Effective Date. Both Parties will disclose all such existing appointments to the other Party. However, any renewal or extension of these agreements will be subject to this Article.


ARTICLE 3. LICENSE TO EXISTING AND DEVELOPING TECHNOLOGY
--------------------------------------------------------

   3.1 Upon execution of this Agreement and for the consideration provided herein, Spire grants to Nisshinbo an exclusive license, subject to the qualification stated in Article 3.2, to use the Existing and Developing Technology to manufacture, market, sell, operate, service and repair the Equipment anywhere in the Territory during the Term, provided that this license shall not preclude Spire from individually using the Existing and Developing Technology to manufacture, market, sell, operate, service and repair the Equipment in the Territory. Nisshinbo shall not sub-license any of its rights granted under this
           Article 3.1 without the written approval of Spire.

   3.2 To the extent that the Existing and Developing Technology is funded or sponsored by U.S. Government, Spire may be required to license it to other parties subject to certain U.S. Government regulations. Spire may grant limited licenses of the Existing and Developing Technology to other parties for the purpose of subcontracting the manufacture of some or all of the Equipment. No such license will be granted that may conflict with the general license granted under
           Article 3.1 of this Agreement. If any purported grant is found by the Management Team and/or competent authority to conflict with this Agreement, such grant shall be considered void and will be repudiated without affecting the validity of the general license granted under
           Article 3.1.

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   3.3     The Parties acknowledge that the Existing and Developing Technology is the property of Spire.

   3.4 Following the expiration or termination of this Agreement for any reason set forth in Articles 11 and 12, and upon all payments being satisfied as described in Articles 6, 11 (in case of Nisshinbo's rejection for any reason to enter into a new consortium agreement only), and 12 (in case of termination for material breach or convenience of Nisshinbo only), Spire shall grant Nisshinbo a perpetual, royalty-free, non-exclusive right to use all of the Existing and Developing Technology for any purpose anywhere in the Territory.


ARTICLE 4. LICENSE TO NEW AND REVOLUTIONARY TECHNOLOGY
------------------------------------------------------

   4.1 Where Nisshinbo made less investment into the New and Revolutionary Technology than that made by Spire, Spire shall own the New and Revolutionary Technology and, for the consideration provided herein, Spire hereby grants to Nisshinbo a non-exclusive license to use Spire's New and Revolutionary Technology to manufacture, market, sell, operate, service and repair the Equipment anywhere in the Territory during the Term.

   4.2 Where Spire made less investment into the New and Revolutionary Technology than that made by Nisshinbo, Nisshinbo shall own the New and Revolutionary Technology and, for the consideration provided herein, Nisshinbo hereby grants to Spire a non-exclusive license to use Nisshinbo's New and Revolutionary Technology to manufacture, market, sell, operate, service and repair the Equipment anywhere in the Territory during the Term.

   4.3 In case that each Party has made an equivalent investment into the New and Revolutionary Technology, both Parties shall jointly own the New and Revolutionary Technology and shall have full rights to use the New and Revolutionary Technology in the Territory. Upon termination or expiration of this Agreement, both Parties shall be able to use all jointly owned New and Revolutionary Technology to manufacture, market, sell, operate, service and repair the Equipment in the Territory. However, for a period of five (5) years after the termination or expiration of this Agreement, no sublicense or transfer of the subject Technology may occur, except in the event one Party wishes to exit the solar photovoltaic module manufacturing equipment business where it will have the full right to sell or assign the New and Revolutionary Technology, however it must first offer the New and Revolutionary Technology under consideration to the other Party before offering to a third party.

   4.4 Upon termination or expiration of this Agreement, all granted licenses to New and Revolutionary Technology that originated from Individual Programs shall be void. The Party that owns the subject Technology as determined by Articles 4.1 and 4.2 shall have full rights to such New and Revolutionary Technology. However, any time prior to termination or expiration, each Party shall have the right to buy a fully paid up royalty free license to the other Party's Individual Programs subject to the sublicense and transfer conditions imposed in this Agreement upon the payment of an mutually

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           agreeable commensurate investment by the non-owning Party. Thereafter the subject New and Revolutionary Technology shall be jointly owned by the Parties in accordance with Article 4.3.

   4.5 Upon termination or expiration of this Agreement, all granted licenses to New and Revolutionary Technology that originated from Joint Programs where the level of investment was unequal, shall be void and then the owning Party shall grant to the other Party a perpetual royalty-bearing, non-exclusive, non-sublicenseable license to use subject New and Revolutionary Technology to manufacture, market, sell, operate, service and repair the Equipment in the Territory. The Parties shall execute a new agreement under similar terms as contained in this Agreement. However, at any time prior to termination or expiration, each Party having the right to buy a fully paid up royalty-free license to the other Party's Joint Programs subject to the sublicense and transfer conditions imposed in this Agreement upon the payment of an mutually agreeable commensurate investment by the non-owning Party. Thereafter the subject New and Revolutionary Technology shall be jointly owned by the Parties in accordance with Article 4.3.


ARTICLE 5. OTHER LICENSES GRANTED
---------------------------------

   5.1 Each Party hereby grants to the other limited rights in the use of that Party's primary trademarks and any other relevant trademark belonging to it throughout the Term for uses relating to the purpose of this Agreement. A list of all such trademarks is included in Exhibit No. 4.

   5.2 Each Party hereby grants to the other rights in the use of all copyrighted materials that have been written and/or published by such Party for the operation, repair, servicing and marketing and sales of the Equipment. The fees and expenses for translating such copyright materials into a Party's own language shall be borne by the Party intending to make use of such copyright materials. The Party that originally created such copyright materials in its own language assumes no liability for any damages that result from any mistranslation by the Party seeking to make use of such copyright materials.

   5.3 Each unit of Equipment contracted after the Effective Date shall, as soon as possible thereafter, bear the name of the manufacturer of the unit and an identification motif of the Consortium: such motif to be located in the same area as the manufacturer's name. The Parties shall agree to confirm the form and location of such identification motif as soon as practicable after the Effective Date.

   5.4 The Parties may create a specific brand to refer to the Equipment sold by either Party under this Agreement. This brand and its trademark representation will be the joint property of both Parties in any jurisdiction in which it is registered, and all such costs to create such brand and register any associated trademark shall be the Parties' joint responsibility.

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ARTICLE 6. SCHEDULE OF PAYMENTS
-------------------------------

   6.1 As soon as possible on or after the Effective Date, but no later than fifteen (15) business days following the Effective Date, Nisshinbo shall pay Spire Four Hundred Million Japanese Yen (JPY400,000,000). This payment shall be made via wire transfer into Spire's account at Citizens Bank of Massachusetts, the account details to be provided separately. The payment due under this Article 6.1 shall be net of all exchange fees, i.e. such fees to be borne by Spire with the exception of any wire transfer fee(s) which shall be borne by Nisshinbo. This payment is made in consideration of the License granted hereunder in respect of the Existing and Developing Technology as detailed in Article 3.

   6.2 Not more than one (1) calendar month following the end of each of the forty (40) quarters of the Term, Nisshinbo shall pay to Spire a *** royalty that is equal to *** of the Nisshinbo invoice price ("*** Royalty") for every unit of Equipment (excluding Equipment using the Revolutionary Technology) that is shipped according to the negotiated INCOTERM to the Customer(s) or Third Party(ies) outside of Japan, or finally accepted by Japanese Customer(s) or Third Party(ies), during that quarter. The invoice price includes training, installation, initial spare parts, any integrated systems, advanced functions or other similar add-ons, but excludes any ancillary mechanisms purchased or obtained by Nisshinbo from third parties (e.g. curing furnace) and any non-integrated apparatus unrelated to the Equipment itself (e.g. conveyer). For the purpose of this Agreement, the invoice price is net of all shipping charges, taxes, and duties. Nisshinbo shall report to Spire at the conclusion of each quarter (but not more than ten (10) business days after), details of what Equipment was shipped to which Customer(s) or Third Party(ies) and what Equipment having been previously shipped was finally accepted by the Customer(s) and Third Party(ies) and the revenue accrued with each shipment/final acceptance. For this reason, notwithstanding the usual practice Nisshinbo uses when quoting prices to its Customer(s) or Third Party(ies), Nisshinbo shall provide final invoice price information in this report sufficiently detailed to demonstrate the amount of payments that Nisshinbo is required to make for that quarter under this Article. The *** Royalty shall be denominated in Japanese Yen. For avoidance of doubt, Nisshinbo shall not be required to pay the *** Royalty for the Equipment using the Revolutionary Technology. Also, the *** Royalty shall be accrued only for the Term (i.e. for the ten (10) years period from the Effective Date subject to the early termination based on Article 12) and, thereafter, Nisshinbo shall not be obliged to pay the *** Royalty, except that the Royalty payments provided for in this Article and that provided in Article 6.3 below shall be payable, in the final year of the Term (as a result of expiration or termination), on all orders received by either Party, whether or not shipped or finally accepted during the Term.

   6.3 Not more than one (1) calendar month after the end of each forty (40) quarters of the Term, Nisshinbo shall pay to Spire the *** Royalty plus a *** on all Equipment which incorporate elements of the Developing Technology and/or the New Technology in which Nisshinbo has not fully shared costs, for each unit of Equipment shipped (as used in Article 6.2) to a Customer or Third Party(ies) during that quarter. *** In any case where Nisshinbo has made an investment in the development costs for such Developing or New Technology, whether already accrued by Spire or are projected for


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.


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           the completion of a Project as defined herein, that is equal to the amount paid by Spire or that will be paid by Spire, *** In any case where Nisshinbo has made a partial investment in such Developing or New Technology, but not to the extent where such investment is equal to that amount paid, or to be paid, by Spire, then *** The obligation to pay the *** under this Article 6.3 is binding upon Spire in any case where Equipment sold by Spire has incorporated a New Technology into which Nisshinbo made more investment than that made by Spire, and such payment of the *** shall be made on the same calculation principle as stated herein. The *** under this Article 6.3 is denominated in the currency of the Party making the payment.

   6.4 In case that each Party has made an equivalent investment into the New Technology, the both Parties shall jointly own the New Technology and shall have full rights to use the New Technology in the Territory and no *** shall be due either Party. Where Nisshinbo made less investment into the New Technology than Spire's, Spire shall own the New Technology and grant Nisshinbo a license of it in accordance with to Article 4.1 and Nisshinbo shall pay the *** as determined by
           Article 6.3. When Spire made less investment into the New Technology than that made by Nisshinbo, Nisshinbo shall own the New Technology and grant Spire a license in accordance with to Article 4.2 and Spire shall pay the *** as determined by Article 6.3.

   6.5 Any Revolutionary Technology in which each Party has made an equivalent investment shall be jointly owned and neither Party shall be required to make any royalty payments as provided for in this
           Article 6 to each other. However, in any case where the investments made by the Parties are not equivalent, a Party making the majority investment shall own the Revolutionary Technology and grant a license to the other Party as per Articles 4.1 and 4.2, provided however that, in such case, the *** Royalty shall not be required and only the *** shall be required in accordance with Article 6.3.

   6.6 Either Party shall have the right, at any time in the first quarter of each year of the Term, and the first quarter after expiration or termination for any reason to conduct an audit of the relevant financial and accounting records of the other during regular business hours and with reasonable notice to that Party. Such audit will be conducted at the sole expense of the auditing Party, but with the reasonable cooperation of the audited Party, except that in any case where the auditing Party detects a discrepancy of greater than five
           (5) percent of the invoice price described by Article 6.2, then the audited Party shall pay all associated costs of such audit.

   6.7 Neither Party shall withhold any funds for the payment of taxes from any of the payments made pursuant to the provisions of this Article unless required under the taxation law of the U.S. or Japan, as the case may be. Any Party doing so as required by law shall furnish a clear accounting of all such withholdings, and shall assist the other as necessary to avoid double tax liability in their own jurisdiction by furnishing documentation as may be required.

   6.8 In case one Party purchases Equipment from the other Party, no royalty payment under Article 6 shall be due from that Party to the other.


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

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ARTICLE 7. COLLABORATION AND JOINT ACTIVITIES
---------------------------------------------

SECTION A. RESEARCH AND DEVELOPMENT; TECHNOLOGY GENERATION
----------------------------------------------------------

   7.A.1. The objective of the collaboration anticipated by this Agreement, to the maximum extent practical, is to advance the state of the art of high yield, low cost solar photovoltaic module manufacturing. The Parties shall fulfill this objective by the following means set forth in this Section:

        (a) Existing and Developing Technology Transfer (Initial):

                Within thirty (30) days from the Effective Date, Spire, being the source of the Technology, shall prepare and deliver in documentary form, all essential information regarding the Equipment and all other such equipment and components which constitute the Existing and Developing Technology, all of which will be furnished in the English language, and using the English system of measurement unless originally or already prepared in the metric system.

                Thereafter, Nisshinbo may dispatch as many of its technical staff as it sees fit (but for the purposes of administration and logistics, not greater than five (5) staff at one time) to Spire's facility for review and evaluation of the Existing and Developing Technology of Spire and any of Nisshinbo Existing Technology. All such staff of Nisshinbo shall have a competence in the English commensurate with the needs of a technical interchange, or Nisshinbo shall provide such skilled translators/interpreters as it deems necessary. Each Party shall bear its own costs to support this activity. This review and evaluation meeting shall last approximately two to three days.

        (b) Subsequent Technology Review Meetings:

                On approximately *** basis, the Parties shall meet to engage in further technology review, an event that may be referred to as the *** Technology Development and Planning Review Meeting. This meeting will primarily be conducted by and for the engineering staffs of both Parties, and their function shall be to make recommendations to the Management Team, which will make all of the substantive decisions in accordance with Article 2. The focus of each such subsequent meeting shall be for each Party to inform the other of every incremental improvement in the state of the art that the Parties have made in the preceding year, to share information on gains made in know-how; to discuss innovative ideas and to summarize progress and future plans made on any Program or Programs in which the Parties are jointly engaged. Except as stated at the beginning of this paragraph, the frequency, timing, and location of all such *** Development and Planning Review Meetings shall be decided by the Management Team.

        (c) Technology Development and Planning (other activities):

                The Management Team shall establish, and may modify from time to time, other technology development and planning events, such as, but not necessarily limited to, the nature and frequency of communications between the engineering staffs of the Parties.


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

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   7.A.2.  The Parties shall purposefully advance the state of the art in high yield, low cost solar photovoltaic manufacturing by conducting research and development Programs to promote the generation of the New Technology, as set forth below:

        (a) Joint Programs:

                During the *** of the Term and as needed from time to time thereafter, the Management Team may establish, from time to time, a development goal of mutual interest. The Management Team shall establish a budget for Joint Programs, assemble a Program development team, determine the criteria for success and monitor its progress. Such Programs are funded by a negotiated cost share approach between the Parties, in which the cost share may be equivalent or something less than equivalent. The Management Team shall decide on a method to ensure that all Programs costs are properly validated and accounted. If the costs are shared by the Parties on an equivalency basis, then rights in the results of such Joint Programs shall be perpetually jointly-owned with no further obligation upon either Party to make payment to the other, otherwise they shall treated the same way as any other New Technology according to Articles 4 and 6.

        (b) Individual Programs:

                The management of each Party may separately embark on Programs after first having proposed them to the Management Team. If the other Party does not conclude that the development goal is relevant, then the Party proposing such goal may pursue it individually. The ownership of all such New Technology generated by these individual Programs vests solely with the Party conducting the individual Program. In such instances, the other Party shall obtain a license to use any New Technology according to Article 4 and the royalty rate shall be determine according to Article 6. If after initiation of Individual Program, the other Party chooses to invest into a specific Individual Program, the Parties shall determine a level of investment that is mutually satisfactory and thereafter the Individual Program shall be converted into a Joint Program with each Party being considered as have made an equal investment for purposes of determining ownership and the application of Articles 4 and 6.

        (c) Sponsorship from Sources other than the Parties

                New Technology originating with research and development performed by a Party but sponsored by a third source other than the Parties, and where the performing Party is allowed some or all of the rights to the resulting technology, then a share of such rights may be acquired by the other Party by paying a portion of the valuation of such results, based upon an assessment made jointly by the Parties, and in accordance with the requirements of the agreement made with the sponsor.

   7.A.3. The Parties may also enhance the technological base of the Equipment or other equipment which is or may be used in the manufacture of solar photovoltaic modules by acquiring licenses to third party technology. In such case, one Party shall act as the primary licensee, but shall seek to secure a sublicense for the other Party on terms no less favorable than those enjoyed by the Party acting as the licensee. The negotiation of any license under these circumstances shall be subject to the approval of the Management Team. All payments due and payable to any third party licensor


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

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           would be payable by each Party in proportion to the degree to which either Party finds the technology from a third or outside party useful.

   7.A.4. The Existing Technology, Developing Technology, New Technology, and Revolutionary Technology may be represented by intellectual property in various forms. While most of the Technology is, or likely to be in the form of know-how or trade secrets, to the extent any of it may be subject to statutory protection, i.e. an invention for which a patent may be obtained, it shall be the decision of the inventing Party as to whether a patent is obtained, and any such protection shall be obtained at the expense of that Party. The patent thus obtained is the sole property of the Party responsible for the invention, subject to the license and rights allocations set forth above. Patents of such inventions may be obtained in any number of jurisdictions by either Party at its expense or at the expense of both Parties. In all cases, anything herein to the contrary notwithstanding, the principle of ownership and rights to any intellectual property whether or not represented by a patentable invention shall rest with the degree of investment made by either or both Parties and not the expense made by one Party or the other in securing any statutory protection. The general principle for managing allegations of infringement by third parties is stated Article 9.5 below.

SECTION B. SALES AND MARKETING
------------------------------

   7.B.1. The Parties hereto are obligated to cooperate where necessary to the exploit the international market for solar photovoltaic module manufacturing equipment and technology. Each Party shall capitalize its own sales and marketing efforts, which may range freely throughout the Territory. However, the Parties shall be guided by the general provisions set forth below:

        (a) ***















*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

        (b) Use of Sales and Marketing Literature:

                During the Term, each Party shall design and publish its own sales and marketing literature, except that all such literature shall acknowledge the existence of the relationship with the other Party. Such notice shall be sufficiently prominent so that it may be noticeable with casual perusal. Such notice will refrain from implying the existence of a separate legal entity created by the Parties' relationship. Marketing literature published for this purpose shall be used within each Party's ***. The Parties shall furnish each other with a small quantity of their sales and marketing literature whenever created or revised. Sales and Marketing literature thus created and published shall be done at the individual expense of each Party. In addition to sales and marketing literature created by each Party for use in their ***, the Parties shall jointly prepare and publish sales and marketing literature that presents the experience of both Parties and of the Consortium in a unified and mutually advantageous format. The Parties may use this sales and marketing literature for all global, neutral and joint marketing endeavors. The cost of such sales and marketing literature shall be shared by the Parties based on the volume of literature that each Party uses.

SECTION C. EQUIPMENT MANUFACTURING
----------------------------------

   7.C.1. During the Term, each Party intends to manufacture the Equipment for contract awards within its ***. Additionally, the


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

           Parties may manufacture units of Equipment for each other. Under such circumstances, each Party shall not offer such Equipment to the other at any price other than that which they would ordinarily consider to be its most favorable price, i.e. that which would be the lowest possible commercial price for which they sell Equipment to a third party (but not below such price). No royalty payments from either Party to the other as provided for in Article 6 shall be due and payable in this case.

           During the Term, each Party shall provide after sales service and repair to all Equipment sold under contract awards that it executed, and each Party is responsible for supporting its standard Equipment warranty. The foregoing notwithstanding, either Party may request the other Party for assistance and/or support for its after sales service requirements, the cost of which the requesting Party shall bear.

   SECTION D. MANAGEMENT TEAM

   7.D.1. The Management Team shall consist of two management persons appointed by Spire and two management persons appointed by Nisshinbo. The Management Team shall provide oversight to the Parties' Activities and act in a manner consistent with the interests of the Consortium. The Management Team will not be required to provide a decision-making function on ordinary matters under consideration by each Party individually, but exists for the purpose of providing a unified strategic business approach for the Consortium, and act, when necessary, as the final authority for decisions affecting the Consortium's business endeavors.

   7.D.2. In the event that the two Parties cannot otherwise agree, sales inquiries, purchase and sales agreements, purchase orders and other transactions with prospective and current Customers *** which Party shall supply the prospective or current customer with its stated requirements.


ARTICLE 8. NATURE OF RELATIONSHIP
---------------------------------

   8.1 This Agreement shall not be construed as creating any new legal entity based upon the joint activities of the Parties. The Parties and all of their activities remain legally separate from one another.

   8.2 This Agreement does not authorize either Party to act as an agent or representative of the other. No such authority shall be implied by this Agreement, and to the extent any such authority is extended from one Party to the other during the Term it shall be done by a separate express instrument to that effect.

   8.3 By virtue of the warranties made in Article 9 either Party may retain any existing Third Party relationship as of the Effective Date (beyond those existing between vendor and customer, and except as where specified in Article 9 in the solar photovoltaic module manufacturing equipment industry.

   8.4 During the Term, neither Party may enter into any relationship (regardless of how it is made) that will place that Party in breach of the warranties in Article 9.


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

   8.5 During the Term, the Parties may elect to convert this Consortium into an incorporated joint venture. The Parties shall accomplish this by mutual consent, and the failure of one Party or the other to agree to negotiate the terms of such joint venture shall not be a permissible cause for termination of this Agreement nor for any request for arbitration. Should the Parties agree to the conversion of this Agreement into a joint venture, this document shall remain in force until the date the joint venture is established.


ARTICLE 9. WARRANTIES AND REPRESENTATIONS
-----------------------------------------

   9.1 The Parties hereto warrant and represent that they are duly-constituted organizations organized for the purpose of conducting business for a profit in the jurisdictions stated in the heading paragraph to this Agreement. They further warrant and represent that, by the time this Agreement becomes effective, and to the best of their knowledge and belief, the Parties have full authority to enter into the relationship contemplated by this Agreement without permission from any other entity, public or private.

   9.2 The Parties hereto warrant and represent that, to the best of their knowledge and belief, no obligation created by any provision of this Agreement will conflict with any other obligation of any other binding undertaking made with any public or private third party.

   9.3 The Parties hereto warrant and represent that, during the Term, they will not enter into any other relationship, however made, in which a provision of that relationship conflicts with any provision of this Agreement.

   9.4 The Parties hereto warrant and represent that during the Term, that, to the best of their ability, they will not engage in any activity, or fail to any take action, that will violate the implied fiduciary duty each Party has toward the other under this Agreement or be prejudicial to the interests of the other Party.

   9.5 The Parties hereto warrant and represent that, to the best of their knowledge and belief, they are not now infringing upon the intellectual property rights of any third party; they further warrant and represent that they will not knowingly do so during the Term, and, should either Party determine, or be informed that a third party alleges, that it is infringing upon third party intellectual property rights, it shall advise and consult with the other Party on the most expedient method to manage any such infringement allegation.

   9.6 The Parties hereto warrant and represent that, to the best of their knowledge and belief, they are compliant with every relevant law, statute, and administrative regulation in every jurisdiction in which they do business, and, in no way diminishing the scope of this Article, in particular the Parties warrant and represent that they are compliant with the U.S. Foreign Corrupt Practices Act, and shall comply with the equivalent Japanese law. The Parties further warrant and represent that they will engage in reasonable due diligence actions to insure continued compliance with all such relevant laws, statutes, and administrative regulations. If either Party's economic benefits are adversely and materially affected by the promulgation of any new laws or regulations in either Party's home jurisdiction, or by the amendment or interpretation of any existing law or regulation, then the Parties shall promptly consult with each other and use their best efforts to implement any adjustments necessary to maintain each Party's economic benefits such as are derived from this Agreement on a basis no less favorable than the economic benefit it would have derived if such laws or regulations had not been promulgated, amended, or so interpreted.


ARTICLE 10. INDEMNIFICATIONS
----------------------------

   10.1 The Parties agree that each Party shall have the obligation to indemnify and hold the other Party harmless in any circumstance where the indemnified Party is a subject of any claim, controversy, assertion of damages, action or suit, including, but not limited to, intellectual property infringement ("Liability") from a third party which arises from the negligent actions or misconduct of the indemnifying Party, and any such fines or penalties as may be levied against the indemnified Party. Such obligation may be mitigated or void in instances where, and to the extent, that the indemnified Party engaged in negligent actions or misconduct of its own accord which has contributed to the Liability.

   10.2 The Parties represent to each other that they are adequately insured by a reputable insurance carrier for general liability claims made against either Party by a third party. Each Party agrees that it will maintain such insurance for the Term, including any extensions thereto, and shall name the other Party as an additional insured. Each Party shall notify the other at the earliest possible date in the event of cancellation or non-renewal for whatever reason.


ARTICLE 11. TERM
----------------

   11.1 This Agreement shall have a term of ten (10) years from the Effective Date and shall expire at the end of the ten (10) years period.

   11.2 Not later than one-hundred and eighty (180) days prior to the end of the Term, the Parties shall indicate to each other in writing whether or not they intend to negotiate a successor consortium agreement. If both Parties agree that a new consortium agreement should be negotiated, then the Parties to proceed with such negotiations promptly and in good faith. Such successor consortium agreement shall have a term of five (5) years.

   11.3 In the event Nisshinbo should decline to enter into a new mutually acceptable consortium agreement, Nisshinbo shall pay to Spire an amount equivalent to the sum of all the payments made by it to Spire under Articles 6.2 and 6.3 during the period from May 16, 2013 to May 15, 2015.


ARTICLE 12. TERMINATION
-----------------------

   12.1 Either Party to this Agreement may terminate it for the reasons stated below, after first attempting to resolve any such issues with the Management Team, with the appropriate notice and as set forth below:

        (a) for material breach. The Parties shall regard egregious and/or repeated failure of a Party to fulfill its obligations under this Agreement to constitute a material breach, but not any event of FORCE MAJEURE so long as such event has not ended. Any failure to perform the obligations under this Agreement shall be resolved by the Management Term. In any instance where one Party has materially breached this Agreement, the other Party shall allow the breaching Party a period of sixty (60) days beginning from the date of the notice of termination to affect a cure of such breach. If at the end of the sixty-day period, the breaching Party has not affected a wholly satisfactory cure, the other Party may allow, at its discretion, the breaching Party the final thirty (30) day period to affect a cure satisfactory to the other Party. Any Party breaching this Agreement without having affected a cure shall be obligated to pay the appropriate termination fee as provided for in Article 12.2.

        (b) for bankruptcy. In any instance where an involuntary bankruptcy proceeding is filed against either Party, the Party subject to such proceeding is required to inform the other within ten (10) days of having been received notice of such filing. The other Party may terminate upon thirty (30) days notice if such involuntary proceeding is not dismissed within ninety (90) days from the date it was filed.

        (c) for convenience. Either Party may terminate this Agreement for its convenience. The Party terminating this Agreement must give not less than one hundred eighty (180) days notice of such termination to the other Party.

   12.2 Except as provided in Article 12.3 below, where this Agreement is actually terminated by either Party based on Article 12.1 (a) or (c), a penalty shall be paid by the breaching Party to the other Party (in case of Article 12.1 (a)), or by the terminating Party to the other Party (in case of Article 12.1 (c)), in accordance with the schedule below, such that if:

        (a) Nisshinbo is the breaching or terminating Party, it shall pay to Spire a penalty equal to *** for each year remaining in the Term, with amounts for fractional years prorated. Such penalty shall be at no time less than the equivalent of the sum of the payments paid by Nisshinbo to Spire during the two year period immediately past under Articles 6.2 and 6.3.

        (b) Spire is the breaching or terminating Party; it shall pay to Nisshinbo a penalty equal to *** for each year remaining in the Term, with amounts for fractional years prorated.

   12.3 Should either Party dissolve the business unit engaged in the activities contemplated under this Agreement, or be forced out of business due to a FORCE MAJEURE circumstance as defined in Article
           16.9 below or otherwise cease to engage in this the solar photovoltaic module manufacturing equipment business or all business activities, no penalty shall be due and owing to the other Party under this Article, unless the Party should re-enter the subject matter business with a period of five (5) years from having exited it, in which case that Party shall pay the other the original penalty as provided for hereunder plus a premium equal to *** of its value.

   12.4 In the event of termination or expiration of this Agreement, Articles 3, 4, 6, 10, and 14 shall survive.


*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

ARTICLE 13. RESOLUTION OF DISPUTES
----------------------------------

   13.1 The Parties shall make every commercially reasonable attempt to require the Management Team constituted under this Agreement to devise solutions to all disputes between the Parties, and take under advisement in good faith any recommendations made by the Management Team.

   13.2 All such disputes between the Parties as cannot be resolved by the Management Team shall be referred to the International Chamber of Commerce by joint communication to that body initiated by the ranking member of the Management Team from each Party. The proceedings will be conducted by three (3) arbitrators appointed in accordance with the rules of this organization. Should the Parties meet in person, such meeting shall be held in Vancouver, British Columbia, Canada. The panel of arbitrators shall have three members who shall apply the rules of arbitration of the International Chamber of Commerce to the resolution of the dispute. All such judgments as shall be rendered by the arbitration panel shall be final and binding on the Parties.

   13.3 The Parties shall not be liable in any event for any claim of indirect, incidental, special or consequential damages incurred by either Party of any Customer, including, but not limited to loss of revenue (except where due and payable under the provisions of this Agreement), loss of capital, loss of business reputation or opportunity regardless of the legal theory under which such claim may be asserted.


ARTICLE 14. TREATMENT OF CONFIDENTIAL INFORMATION
-------------------------------------------------

   14.1 Each Party, which shall include its employees, directors, affiliates and subsidiaries shall be bound to the terms and conditions of the most recently executed Confidential Disclosure Agreement, as amended, which shall be attached hereto and incorporated into this Agreement as Exhibit No.5.


ARTICLE 15. ASSIGNMENT
----------------------

   15.1 This Agreement and all of its covenants, terms and conditions shall bind and inure to the benefit of the Parties hereto and their respective heirs, devisees and successors, however, the Parties agree as set forth below:

        (a) Neither Party may assign this Agreement, nor any of its rights and obligations hereunder to any third party without prior written permission of the other Party except for its sale of all, or substantially all of its assets or the sale of all of the equity of either Party. As provided for elsewhere herein, either Party may subcontract one or more of its obligations to be fulfilled under this Agreement according the provisions stated above but shall remain wholly responsible to the other for the nature and extent of the fulfillment of such obligation.

        (b) Either Party may assign this Agreement together with its rights and obligations hereunder to any parent, wholly-owned subsidiary or affiliate by giving the other Party thirty (30) days prior notice of signing of such assignment.


ARTICLE 16. GENERAL PROVISIONS
------------------------------

   16.1 This Agreement with its Exhibits contains the entire agreement and understanding with regard to the subject matter hereof and supercedes any and all prior understandings, correspondence and agreements, oral and written, between the Parties.

   16.2 No change, amendment or modification to or of this Agreement shall obligate or be binding upon a Party or the Parties unless made by a writing bearing the signatures of the authorized representatives of both Parties.

   16.3 The titles of each of the Articles to this Agreement shall not be construed as limiting the intent of the subject matter they introduce.

   16.4 This Agreement may be executed in any number of counterparts. So long as each counterpart bears the original signatures of the authorized representatives of each Party, it shall be deemed an original.

   16.5 The English language version of this Agreement shall be considered the official version. Differences in the interpretation of versions written in other languages and this English version shall be resolved in favor of any interpretation based on this English language original.

   16.6 No provision of this Agreement shall be deemed waived unless through a written instrument from the Party with the authority to make such waiver and signed by an individual representing the Party with such authority. No passage of time or previous waiver shall imply the existence or continuation of any waiver.

   16.7 This Agreement shall be construed under the laws of England. The venue for all such proceeding as may be necessary pursuant to the provisions of this Agreement shall be held in London, England.

   16.8 Each provision of this Agreement is fully severable; should a competent authority having jurisdiction over this Agreement rule that any part or provision to be unlawful or unenforceable, the Parties shall consider the balance to be effective and enforceable. The Parties shall jointly act to remove any part or portion of this Agreement found to be unlawful or unenforceable with such provisions as may effectively replace them.

   16.9 Neither Party shall be held liable by the other for any delay in fulfilling any obligation hereunder where such delay results from an instance of FORCE MAJEURE. For the purpose of this Agreement, any occurrence of a force of nature, an act of God, or of any legally-constituted government authority; any incidence of strikes, riots, insurrection, terrorism, military action, any unanticipated and unavoidable breakdown of mechanical, electrical or other machinery, equipment or apparatus or any action, incidence or occurrence not stated in the foregoing but may be construed as such shall constitute an instance of FORCE MAJEURE. The Party affected shall notify the non-affected Party in writing without delay, and within fifteen (15) days provide detailed information concerning such events and documents, to the extent existing or can be created, evidencing such events explaining the reasons for its inability to perform, or for its delay in the performance of, all or part of this Agreement.

           When the FORCE MAJeure is of such an extent that (i) the objectives of this Agreement are substantially impaired, or (ii) that a Party's performance is impaired for more than three (3) months, then the other Party may terminate this Agreement with immediate effect without any liability to either Party hereunder.

   16.10 Where this Agreement shall require that notice by one Party shall be given to the other or for any other like communication between the Parties, such notice shall be in English and given by certified mail, express delivery service or via facsimile transmission, with an original copy to follow via the other two means stated above, and addressed as follows:


           ***






*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

Further, and finally, the Parties acknowledge a requirement to treat with each other according to high standards of good faith and fair dealing in the exercise of all rights and the fulfillment of all obligations set forth above.

IN WITNESS WHEREOF, the Parties hereto signify their acknowledgement, endorsement, and agreement of and with every covenant above and cause this Agreement to be executed by their respective authorized representatives as of the date first stated above:


Nisshinbo Industries, Inc.                 Spire Corporation

Signature:    /s/ Yoshihiro Sakaki         Signature:    /s/ Rodger W. LaFavre
              -----------------------                    -----------------------

Printed Name: Yoshihiro Sakaki             Printed Name: Rodger W. LaFavre

Its:          Director of Precision        Its:          Chief Operating Officer
              Instrument & Machinery
              Division

Date:         May 26, 2005                 Date:         May 26, 2005
              -----------------------                    -----------------------

EXHIBIT # 1

Spire Existing Technology includes the following:

     ***



























*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

Spire Developing Technology includes the following:

     ***




























*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

Nisshinbo Existing Technology:

     ***

































*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

EXHIBIT # 2

     ***































*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

EXHIBIT # 3

     ***
































*** Represents text omitted pursuant to a request for confidential treatment.
    The omitted material has been filed separately with the Securities and Exchange Commission.

EXHIBIT #4  Trademarks

SPIRE CORPORATION TRADEMARKS
----------------------------

      REGISTERED:
      -----------

      SPIRE

      UNREGISTERED:
      -------------

      SPI-CELL TEST 150
      SPI-CELL TEST 1000M
      SPI-STRINGER 500
      SPI-STRINGER 1000
      SPI-ASSEMBLER 5000
      SPI-VAC PIK 660
      SPI-LAMINATOR 240
      SPI-LAMINATOR 350
      SPI-LAMINATOR 480
      SPI-LAMINATOR 580
      SPI-LAMINATOR 580N
      SPI-SUN SIMULATOR 130i
      SPI-SUN SIMULATOR 240A
      SPI-SUN SIMULATOR 240AL
      SPI-SUN SIMULATOR 350i
      SPI-SUN SIMULATOR 460i
      SPI-SUN SIMULATOR 660
      SPI-SUN SIMULATOR 660i
      SPI-MODULE QA 460
      SPI-FRAME PRESS 350
      SPI-ARRAY TEST 800
      SPI-ARRAY TEST 1000
      SPI-BUFFER 350
      SPI-TRIM 350 SPI-FRAME 350
      SPI-BOXER 350
      SPI-ARRAY TESTER 5000


      NISSHINBO TRADEMARKS
      --------------------

      REGISTERED:
      -----------

      NISSHINBO

      UNREGISTERED:
      -------------

      Lam0714S
      Lam1016S

      Lam1222S
      Lam1522S
      Lam1522N
      Lam1722N
      Lam1730N
      Lam1734N
      Lam2030N
      Lam2034N
      Simulator SSS0510i
      Simulator SSS1010i
      Simulator SSS1015i
      Simulator Sun1116N
      Simulator Sun1040i

EXHIBIT # 5
                        CONFIDENTIAL DISCLOSURE AGREEMENT

     AGREEMENT made this 21st day of April, 2003 between Spire Corporation, One Patriots Park, Bedford, Massachusetts, 01730-2396 (hereinafter called "Spire"), and Nisshinbo Industries, Inc., Nisshinbo Mechatronics Division, 444-8560 Azukizaka 30, Miai Okazaki, Aichi Prefecture, Japan (hereinafter called "Company").

     WHEREAS, Spire and Company have represented to each other that each owns, may own or is interested in receiving Proprietary Information (as defined below) pertaining to:

     Conception, development, design and manufacture of complex, electro-mechanical equipment and devices in general, and equipment and devices used in the photovoltaic module fabrication process in particular; data and information on costs, pricing and related subjects.

     WHEREAS, Spire and Company intend to exchange Proprietary Information for the following purpose(s):

     of development and maintenance of business relations.

     NOW, THEREFORE, for the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITION

     For purposes of this Agreement, "Proprietary Information" means data, reports, specifications, designs, prototypes, test results, trade secrets, processes, patentable inventions, plans or other business, financial or technical information in written, electronic magnetic or oral form (i) which is known only to the disclosing party, (or to others to whom the disclosing party has voluntarily disclosed it subject to restrictions similar to those set forth in this Agreement); (ii) as to which the disclosing party has taken reasonable precautions against disclosure; and (iii) which has been clearly labeled by the disclosing party as "confidential," "proprietary," "secret" or other term or similar import. Orally disclosed Proprietary Information shall retain its character as Proprietary Information so long as the proprietary, protected nature of the disclosed information is conveyed to the recipient: (a) orally at the same meeting or in the same conversation as the Proprietary Information is discussed and in writing within thirty (30) days of the original disclosure; or
(b) in writing only, within ten (10) days of the original disclosure, in which case the recipient shall not be held liable for any disclosure of the Proprietary Information prior to it being so labeled.

2.   OBLIGATION TO PROTECT PROPRIETARY INFORMATION

     (a) Each party agrees that if it is a recipient under this Agreement, it will not publish or otherwise disclose Proprietary Information received from the disclosing party to any third party or to any person employed by the recipient other than those who have a "need to know" in order to evaluate Proprietary Information and make the decisions contemplated by this Agreement. Any employee, consultant or other agent to whom a recipient party discloses Proprietary Information received for a disclosing party as provided in this Agreement, shall be subject to confidentiality obligations to such recipient party covering the Proprietary Information to at least the same extent as the recipient party is obligated by this Agreement. Each recipient party agrees to exercise reasonable care to protect the disclosing party's Proprietary Information and shall utilize the same procedures and systems to protect such Proprietary Information as it utilizes to protect its own Proprietary Information and other proprietary data.

     (b) Each party agrees to use Proprietary Information received from the other party only for the purposes described in this Agreement.

     (c) Immediately upon the request of the disclosing party, the recipient shall return to the disclosing party any of the disclosing party's Proprietary Information so requested without retaining any copies thereof. Upon termination of the relationship or discussions contemplated by this Agreement, all Proprietary Information shall be returned by the recipient to the disclosing party without retaining any copies thereof.

     (d) Unless otherwise stated in writing signed by the parties, a recipient's obligation to protect Proprietary Information shall continue for five (5) years from disclosure.

     (e) Company further agrees that it will at no time during the five (5) years from the date written above use its access to Spire employees as an opportunity to solicit their employment elsewhere on Company's or any other party's behalf and for any purpose.

3.   LIMITATIONS ON THE PARTIES' OBLIGATIONS

     No obligation to protect Proprietary Information shall exist under this Agreement with respect to any information which: (a) at the time of disclosure is in the public domain, (b) enters the public domain through no act or failure to act by the recipient, (c) comes into the possession of the recipient from a third party without obligation on the recipient to maintain it in confidence, or
(d) at the time of disclosure to the recipient was already known to the recipient as evidenced by appropriate documentation.

4.   EFFECT OF AGREEMENT

     All Proprietary Information remains the property of the disclosing party at all times. This Agreement does not constitute the promise or intention of either party to buy, or sell or market any products or services or to enter into any other type of arrangement or agreement. This Agreement does not constitute or imply the grant of any license or permission to use any intellectual property or Proprietary Information except to the limited extent and for the limited purposes set forth herein.

5.   MISCELLANEOUS

     Any failure by either party to enforce its rights under this Agreement in any one instance shall not constitute a waiver of those rights in any other instance. The Parties acknowledge that a breach of this Agreement by a recipient may result in irreparable harm to the disclosing party not easily measured in monetary damages alone. Therefore, in addition to all other remedies available at law, the parties consent to the imposition of equitable remedies including injunctive relief without the necessity of proof of actual damages. This Agreement shall be governed and construed under the laws of the Commonwealth of Massachusetts.

6.      TERM

     The term of this Agreement shall be three (3) years from the date written above, except as to the obligations set forth in paragraph 2.

     AGREED, by the parties whose names appear below and signed by authorized representatives, effective as of the date above.


SPIRE CORPORATION

      Authorized Signature:      /s/ R. W. LaFavre
                                 ----------------------
      Printed Name:              R. W. LaFavre
      Title:                     C.O.O.


NISSHINBO INDUSTRIES, INC., NISSHINBO MECHATRONICS DIVISION

      Authorized Signature:      /s/ Takashi Iwashita
                                 ----------------------
      Printed Name:              Takashi Iwashita
      Title:                     Executive Director

                                 AMENDMENT NO. 1
                      TO CONFIDENTIAL DISCLOSURE AGREEMENT

                           Effective Date: 16 May 2005


This Amendment No. 1 to the Confidential Disclosure Agreement dated 21 April, 2003 between Spire Corporation and Nisshinbo Industries, Inc. shall amend the following Articles:

Article 2. Obligation to Protect Proprietary Information, paragraph (d) shall now state as set forth below.

"Unless otherwise stated in writing, signed by the parties, a recipient's obligation to protect proprietary information shall continue for five (5) years from the date of the end of the term (including all renewals) of the Development, Manufacturing, and Sales Consortium Agreement between the parties hereto and effective 16 May 2005."

Article 6.  Term shall now state as set forth below.

"The term of this Agreement shall end on the date of the end of the term (including all renewals) of the Development, Manufacturing, and Sales Consortium Agreement between the parties hereto and effective 16 May 2005."


AGREED, by the parties to this Agreement whose names appear below, and are signed by their authorized representatives, effective as of the date above.

SPIRE CORPORATION                            NISSHINBO INDUSTRIES, INC.

Authorized Signature: /s/ R. W. LaFavre      Authorized Signature: /s/ Y. Sakaki
                      -------------------                          ---------------------
Printed Name:         R. W. LaFavre          Printed Name:         Y. Sakaki
Title:                C.O.O.                 Title:                Director of Precision Instrument &
                                                                   Machinery Division




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